Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Legacy Housing Corporation (the “Company”) on Form 10‑Q for the quarter ended March  31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cornelius Van Den Handel,  Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2020	/s/ Cornelius Van Den Handel
Name: Cornelius Van Den Handel
Title: Chief Financial Officer